                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                  -----------

                                   FORM 8-A
                    FOR REGISTRATION OF CERTAIN CLASSES OF
                SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            AZTEC MANUFACTURING CO.
            (Exact name of registrant as specified in its charter)

                TEXAS                                     75-0948250
(State of incorporation or organization)       (IRS Employer Identification No.)

     400 N. Tarrant Road
     Crowley, Texas                                        76036
(Address of principal executive offices)                 (Zip Code)

If this form relates to the                    If this form relates to the
registration of a class of                     registration of a class of
securities pursuant to                         securities pursuant to
Section 12(b) of the Exchange                  Section 12(g) of the Exchange
Act and is effective pursuant                  Act and is effective pursuant
to General Instruction A.(c),                  to General Instruction A.(d),
please check the following                     please check the following
box. [X]                                       box. [ ]

Securities act registration statement file number to which this form relates:

-------------------
  (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                            Name of each exchange on which
to be so registered:                           each class is to be registered:

Common Stock Purchase Rights                   New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                               --
                     ----------------------
                         Title of class

                               --
                     ----------------------
                         Title of class

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          On January 7, 1999, Aztec Manufacturing Co. (the "Company") announced the declaration of a dividend distribution of one right (a "Right") for each share of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company outstanding at the close of business on February 4, 1999 (the "Record Date"), pursuant to the terms of the a Rights Agreement, dated as of January 7, 1999 (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent. The Rights Agreement also provides that, subject to specified exceptions and limitations, the Common Stock issued or delivered by the Company after the Record Date will also be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including an exhibit thereto) is filed as Exhibit 1 hereto and incorporated herein by this reference.

ITEM 2.   EXHIBITS.

          The Exhibits to this report are listed in the Index to Exhibits set forth elsewhere herein.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              AZTEC MANUFACTURING CO.

                              BY:      /s/  L. C. Martin
                                    -------------------------------------------
                                    Name:   L. C. Martin
                                    Title:  Chairman of the Board and CEO


Dated: January 13, 1999

                               INDEX TO EXHIBITS

                                                                SEQUENTIALLY
EXHIBIT                                                         NUMBERED
NUMBER         DESCRIPTION                                      PAGE
------         -----------                                      ----

99.2           Rights Agreement (including a Form of Right
               Certificate as Exhibit 1 thereto).

99.3           Form of letter to shareholders with attached
               Summary of Rights to Purchase Common Stock

99.4           Press release, dated January 7, 1999.